ARTICLES OF MERGER

                                       OF

                              EAUTOCLAIMS.COM INC.
                            (a Delaware corporation)

                                  WITH AND INTO

                         TRANSFORMATION PROCESSING, INC.
                             (a Nevada corporation)

           Pursuant to the provisions of Chapter 92A, Nevada Revised Statutes, the domestic corporation and the foreign corporation herein named do hereby adopt the following Articles of Merger and do hereby certify that:

          1. The name and state of incorporation of each of the constituent corporations of the merger is as follows:

          Name                                       State of Incorporation
          ----                                       ----------------------
          TRANSFORMATION PROCESSING, INC.            Nevada
          EAUTOCLAIMS.COM INC.                       Delaware

          2. A Merger Agreement and Plan of Reorganization has been adopted by TRANSFORMATION PROCESSING, INC. ("Surviving Corporation") and by EAUTOCLAIMS.COM INC. ("Merged Corporation").

          3. The complete executed Merger Agreement and Plan of Reorganization is on file at the principal place of business of the Surviving Corporation, the street address of which is 2708 Alternate U.S. 19 North, Suite 604, Palm Harbor, Florida 34683.

          4. The merger of the Merged Corporation with and into the Surviving Corporation is permitted by the laws of the State of Delaware and has been authorized in compliance with said laws.

          5. The said Merger Agreement and Plan of Reorganization was submitted to the stockholders of the Surviving Corporation pursuant to the provisions of Chapter 92A, Nevada Revised Statutes, and the manner of approval thereof by said stockholders was as follows:

          (i) The number of common stock share votes entitled to be cast on the said Merger Agreement and Plan of Reorganization was 4,841,470 and the total number of undisputed votes cast for the said Merger Agreement and Plan of Reorganization by the owners of such common stock was 4,100,000.

          (ii) The said number of votes cast for the said Merger Agreement and Plan of Reorganization was sufficient for the approval thereof by the said voting group.

         6. The said Merger Agreement and Plan of Reorganization was approved by the written consent of the stockholders of the Merged Corporation pursuant to the applicable provisions of the Delaware General Corporation Law.

         7. Effective upon the filing of these Articles of Merger with the State of Nevada, Article I of the Articles of Incorporation of the Surviving Corporation shall be revised to read in its entirety as follows:

           The name of the Corporation shall be: EAUTOCLAIMS.COM, INC.

         8. All entities party to this merger have complied with the laws of their respective jurisdiction of organization concerning this merger.

         9. The Surviving Corporation designates the following address as the address to which the Nevada Secretary of State is to mail any process served on him or her against the entity: 2708 Alternate U.S. 19 North, Suite 604, Palm Harbor, Florida 34683.

         10. The merger herein provided for shall become effective in the State of Nevada on the date these Articles of Merger are duly accepted for filing in the State of Nevada.

         IN WITNESS WHEREOF, the undersigned corporations have caused these Articles of Merger to be executed by their respective presidents and attested by their respective secretaries this 24th day of May, 2000.


TRANSFORMATION PROCESSING, INC.,
a Nevada corporation

By:                                     Attest:
     --------------------                         ------------------------
         President                                       Secretary


EAUTOCLAIMS.COM INC.,
a Delaware corporation

By:                                     Attest:
     -------------------                          ------------------------
         President                                       Secretary

State of Ontario}

County of Canada}

On May 24, 2000, personally appeared before me

Paul Mighton, who acknowledged that he executed the

above instrument as President of Transformation Processing, Inc., a Nevada

corporation.

                                  -----------------
                                  Notary Public



State of Florida}

County of Pinellas}

On May 30, 2000, personally appeared before me

 Eric Seidel, who acknowledged that he executed the

above instrument as President of Eautoclaims.com Inc., a Delaware corporation.


                                  -----------------
                                  Notary Public

                                                               STATE OF DELAWARE
                                                              SECRETARY OF STATE
                                                        DIVISION OF CORPORATIONS
                                                       FILED 09:00 AM 06/08/2000
                                                             001291013 - 3240941


                              CERTIFICATE OF MERGER

                                       OF

                              EAUTOCLAIMS.COM INC.
                            (a Delaware corporation)

                                  WITH AND INTO

                         TRANSFORMATION PROCESSING, INC.
                             (a Nevada corporation)

                        (Under Section 252 of the General
                    Corporation Law of the State of Delaware)

         The undersigned corporation, organized and existing under and by virtue of Chapter 78 of the Nevada Revised Statutes, files this Certificate of Merger and does hereby certify:

     FIRST: That the name and the state of incorporation of each of the constituent corporations of the merger are as follows:

         Name                                       State of Incorporation
         ----                                       ----------------------
         EAUTOCLAIMS.COM INC.                        Delaware
         TRANSFORMATION PROCESSING, INC.             Nevada

     SECOND: That a Merger Agreement and Plan of Reorganization dated as of April 26, 2000, by and among the parties thereto has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations in accordance with the laws under which each is formed and, as applicable, in the manner as is provided in Section 251 of the General Corporation Law of the State of Delaware. Pursuant to said Merger Agreement and Plan of Reorganization, the surviving corporation of the merger shall be Transformation Processing, Inc., the Nevada corporation (the "Surviving Corporation").

     THIRD: That the name of the Surviving Corporation, Transformation Processing, Inc., shall be changed to Eautoclaims.com, Inc. pursuant to applicable provisions of the Nevada Revised Statutes at the time Articles of Merger are filed with the State of Nevada.

     FOURTH:  That the Articles of  Incorporation  of the Surviving  Corporation
shall  be  the  Articles  of  Incorporation,   as  amended,   of  Transformation
Processing, Inc., the Nevada corporation.

     FIFTH: That the executed Merger Agreement and Plan of Reorganization is on file at the principal office of the Surviving Corporation located at 2708 Alternate U.S. 19 North, Suite 604, Palm Harbor, Florida 34683.

     SIXTH: That a copy of the Merger Agreement and Plan of Reorganization will be furnished by the Surviving Corporation, upon request and without cost, to any stockholder of any constituent corporation.

     SEVENTH: The Surviving Corporation agrees that it may be served with process in the State of Delaware in any proceeding for enforcement of any obligation of any constituent corporation in the State of Delaware, as well as for enforcement of any obligation of the Surviving Corporation arising from the merger hereunder, including any suit or other proceeding to enforce the right of any stockholders as determined in appraisal proceedings pursuant to ss.262 of the Delaware General Corporation Law, and the Surviving Corporation irrevocably appoints the Secretary of State of the State of Delaware as its agent to accept service of process in any such suit or other proceedings, a copy of which process may be mailed to the Surviving Corporation at 2708 Alternate U.S. 19 North, Suite 604, Palm Harbor, Florida 34683.

     EIGHTH: That this Certificate of Merger shall be effective as of the date of filing.

     IN WITNESS WHEREOF, the undersigned corporation has caused this Certificate to be executed by its President and attested by its Secretary this 30th day of May, 2000.


                                              Transformation Processing, Inc.,
                                              a Nevada corporation

                                              By:  /s/ Paul Mighton
                                                  ----------------------
                                                   Paul Mighton
                                                   President

ATTEST:


---------------------
Secretary